Exhibit 15

Basel, 17 March 2025
Consent of Independent Registered

Public Accounting Firm
We consent to the incorporation by reference in each

of the following registration statements of

UBS AG:
(1)

on Form F-3 (Registration Number 333-283672),

and each related prospectus currently outstanding
under such registration statement,
(2)

the base prospectus of Corporate Asset Backed

Corporation (CABCO) dated 23 June 2004
(Registration Number 333-111572),
(3)

the Form 8-K of CABCO dated 23 June

2004 (SEC File Number 001-13444), and
(4)

the Prospectus Supplements relating to

the CABCO Series 2004-101 Trust dated 10 May 2004
(Registration Number 033-91744) and 17 May

2004 (Registration Number 033-91744-05),

of our report dated 14 March 2025, with respect

to the consolidated financial statements

of UBS AG, included
in this Annual Report (Form 20-F) for the

year ended 31 December 2024, filed with the

Securities and
Exchange Commission.
/s/ Ernst & Young Ltd